As filed with the Securities and Exchange Commission on January 11, 2002
                                                              Reg. No. 333-75016


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    --------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    --------------------------------------
                               ESYNCH CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                               87-0461856
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                       29 Hubble, Irvine, California 92618
                    (Address of principal executive offices)

                ------------------------------------------------

                     Agreements with the Following Persons:
                                  Paul Kessler
                                  Mark L. Baum
                                  Wayne Coleson
                                  John Vasquez
                              (Full title of plan)

                            -------------------------

                                Thomas Hemingway
                               eSynch Corporation
                                    29 Hubble
                            Irvine, California 92618
                     (Name and address of agent for service)
                                 (949) 727-3233
          (Telephone number, including area code of agent for service)

                                    Copy to:
                                The Baum Law Firm
                               Mark L. Baum, Esq.
                           City National Bank Building
                              4275 Executive Square
                             Second Floor, Suite 210
                           La Jolla, California 92037
                                 (858) 638-7878

                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                    Proposed maximum   Proposed maximum
Title of securities   Amount to be  offering price     Aggregate offering    Amount of
to be registered      Registered    per share          Price (1)             Registration fee (2)
--------------------  ------------  -----------------  --------------------  ---------------------

Common Stock             5,630,000  $           0.035  $            197,050  $               49.73
(no par value)
--------------------  ------------  -----------------  --------------------  ---------------------

     (1)  Estimated  solely  for  the  purpose  of  determining  the  amount  of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the original exercise price of 4,040,000 options at $.05.
     (2)  Previously  paid  $50.50


                             INTRODUCTORY STATEMENT

     This Amended Registration Statement relates to shares of eSynch Corporation (the "Common Shares") issuable pursuant to certain advisory and consulting agreements that were previously reported in a Registration Statement on Form S-8 filed with the Securities Exchange Commission on December 13th, 2001, file number 333-75016. This Second Amended Registration Statement is being filed as a result of a correction to the "Compensation" section of Consultant, Paul Kessler's consulting agreement filed in the First Amended Registration
 Statement. The previously filed First Amended Registration Statement did not reflect changes Made to Mr. Kessler's consulting agreement. The number of shares registered in this document will not change from the previously filed First Amended Registration Statement.


                                     PART II

           INFORMATION REQUIRED IN THE EMENDED REGISTRATION STATEMENT

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by eSynch Corporation with the Securities Exchange Commission on December 13th, 2001, file number 333-75016, and a subsequent amendment to the same, filed on January 3, 2002, file number 333-75016 is hereby incorporated herein by reference and made a part hereof.


Item 8.     Exhibits

                                INDEX TO EXHIBITS

Exhibit                                                        Sequentially
NO.                             Description                    Numbered Pages
---                             -----------                    --------------

4.1       Advisory and Consulting Agreements, as amended

          (a)  Paul Kessler         500,000 shares
          (b)  Mark L. Baum          80,000 shares
          (c)  Wayne Coleson       4,250,000 shares
          (d)  John Vasquez          800,000 shares


5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1      Consent of Hansen, Barnett & Maxwell CPA

24        Power of Attorney (Contained within Signature Page)



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